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                          RELEASE AND TERMINATION AGREEMENT


    THIS RELEASE AND TERMINATION AGREEMENT (this "RELEASE") is made as of April 18, 1997, by SANWA BUSINESS CREDIT CORPORATION ("SANWA") for the benefit of EDWARD E. STRICKLAND ("STRICKLAND").


                                     WITNESSETH:

    WHEREAS, on or about December 31, 1995 Reuter Manufacturing, Inc. ("Reuter") and Sanwa entered into a Loan and Security Agreement (the "LOAN AGREEMENT") and certain Ancillary Agreements (as such term is defined in the Loan Agreement) pursuant to which Sanwa and Reuter restructured the guaranty obligations of Reuter to Sanwa which arose in connection with Sanwa's loan to EPR, Inc.;

    WHEREAS, as part of the Ancillary Agreements, Reuter executed and delivered to Sanwa a Junior Subordinated Secured Promissory Note in the original principal amount of $1,000,000 (the "JUNIOR NOTE"), an Income Sharing Agreement (the "INCOME SHARING AGREEMENT") and a Common Stock Warrant Agreement (the "WARRANT"), each of which was dated as of December 31, 1995 (the Junior Note, the Income Sharing Agreement and the Warrant are collectively referred to herein as the "RELEASED DOCUMENTS");

    WHEREAS, Reuter has requested that Sanwa terminate the Junior Note, the Income Sharing Agreement and the Warrant in consideration of the payment of the Termination Fee (defined herein);

    WHEREAS, Sanwa is willing to terminate the Released Documents and the Warrant in exchange for the above consideration;

    WHEREAS, in connection with the Income Sharing Agreement, Strickland entered into a Standstill Agreement with Sanwa dated as of December 31, 1995 (the "STANDSTILL AGREEMENT");

    WHEREAS, the Standstill Agreement, by its terms, terminates upon the expiration of the Income Sharing Agreement;

    WHEREAS, Strickland has requested and Sanwa has agreed to formally terminate the Standstill Agreement;

    NOW, THEREFORE, FOR VALUE RECEIVED, in consideration of the recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sanwa hereby agrees as follows:

    1. RELEASE FROM OBLIGATIONS. Subject to the provisions of Section 2 herein and the payment to Sanwa of the Termination Fee, Sanwa hereby absolutely, unconditionally, and

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irrevocably releases and forever discharges Strickland from any and all of his respective debts, duties, obligations and liabilities arising under the Standstill Agreement and terminates the Standstill Agreement. For purposes hereof, the term "TERMINATION FEE" shall be defined as the sum of (a) Three Million Seven Hundred Fifty Thousand and no/100 Dollars ($3,750,000); plus (b) Two Hundred Fifty-Two Thousand Four Hundred Fourteen and 50/100 Dollars ($252,414.50), representing the amount due under the Junior Note and the Income Sharing Agreement as of March 31, 1997; plus (c) One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($1,666.67) MULTIPLIED by the number of days between April 10, 1997 and the date on which Sanwa has received the Termination Fee. Sanwa does not release or discharge Strickland from any other debts, duties, claims, obligations or liabilities that may be owing to Sanwa.

    2. RETURN OF PAYMENTS. Strickland agrees that, if at any time all or any part of the Termination Fee applied by Sanwa to any of the Liabilities (as defined in the Loan Agreement), is rescinded or returned by Sanwa or Sanwa is required to pay any amount thereof to any other party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party or the determination that such payment is held to constitute a preference under the bankruptcy laws or to be fraudulent or both), but excluding any payments made to any participant of Sanwa arising from this Release pursuant to any participation agreement entered into with regard to the Loan Agreement and the Ancillary Agreements and the transactions contemplated thereby, this Release shall be deemed null and void and shall have no further force and effect and all liabilities and obligations released hereunder shall be enforceable as if this Release had never been granted and such indebtedness and/or obligations shall, for the purposes of the Standstill Agreement, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Sanwa, and the Standstill Agreement shall be reinstated as to such indebtedness and/or obligations, all as though this Release had not been executed and such application by Sanwa had not been made.

    3. NO MODIFICATION WITHOUT WRITING. This Release may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except in accordance with Section 2 hereof or expressly by a written instrument signed by the party or parties sought to be bound thereby.

    4. GOVERNING LAW. This Release shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the internal laws, statutes and decisions of the State of Illinois.

    5. COUNTERPARTS. This Release may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.


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    IN WITNESS WHEREOF, the parties hereto have executed this Release as of the day and year first above written.


                                  SANWA BUSINESS CREDIT CORPORATION



                                  By: /s/ Frank Sterdjevich
                                      ----------------------------------
                                  Its: Vice President
                                      ----------------------------------

                                  /s/ Edward E. Strickland
                                  ---------------------------------------
                                       EDWARD E. STRICKLAND


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